 EX-11.1

 Computation of Earnings                                             EXHIBIT XI


                         WILLIS LEASE FINANCE CORPORATION
                         Computation of Earnings Per Share

                                                                          Three Months Ended June 30,   Six Months Ended June 30,
                                                                          ---------------------------   -------------------------
Income before extraordinary item                                            1998           1997           1998           1997
                                                                          -------         -----         --------        -------
Basic                                                                      (in thousands, except        (in thousands, except
                                                                               per share data)               per share data)
     Earnings:
           Income before extraordinary item                                $2,149         $1,266          $4,098       $2,281

     Shares:
          Weighted average number of common shares outstanding              7,263          5,433           7,228          5,431
                                                                          -------         ------          ------         ------

Basic earnings per common share before extraordinary item                   $0.30          $0.23           $0.57          $0.42

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                                $2,149         $1,266          $4,098         $2,281
                                                                          -------         ------          ------         ------

     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                         7,488          5,529           7,466          5,548
                                                                          -------         ------          ------          ------

Earnings per common share assuming full dilution,                           $0.29          $0.23           $0.55          $0.41
     before extraordinary item


Net income
Basic
     Earnings:
          Net income                                                       $2,149         $1,266          $3,898         $4,289
                                                                          -------         ------          ------         ------
     Shares:
          Weighted average number of common shares outstanding              7,263          5,433           7,228          5,431
                                                                          -------         ------          ------         ------

Basic earnings per common share                                             $0.30          $0.23           $0.54          $0.79

Assuming Full Dilution
     Earnings:
          Net income                                                       $2,149         $1,266          $3,898         $4,289
                                                                          -------         ------          ------         ------

     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                         7,488          5,529          7,466           5,548
                                                                          -------         ------          ------         ------

Earnings per common share assuming full dilution                            $0.29          $0.23          $0.52           $0.77
                                                                          -------         ------          ------         ------


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